UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report March 21, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws:

On March 21, 2014, MVB Financial Corp. filed Articles of Amendment to its Articles of Incorporation.  The amendments, which increased the number of authorized common stock and preferred stock and authorized Class A common stock, are described in the Definitive Proxy Statement on Schedule 14A filed with the Commission on January 2, 2014, which is incorporated herein by reference.

Other Events

Item 8.01. Other Events.

On March 26, 2014, MVB Financial Corp. issued a press release announcing that its Board of Directors approved a two-for-one stock split of the company’s outstanding shares of common stock to be effected in the form of a stock dividend. The record date for the stock split was March 21, 2014.  Shareholders of record at that time will receive one new share of common stock for each share owned as of the market close on the record date.  The distribution of new shares will be made on or about April 1, 2014. The company’s press release announcing the stock split is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1          Articles of Amendment to Articles of Incorporation

99.1        Press release issued by MVB Financial Corp. on March 26, 2014.

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

3.1	Amendment to Articles of Incorporation	Filed herewith

99.1	Press release issued by MVB Financial Corp. on March 26, 2014	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp

By	/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer

Date:  March 26, 2014